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                                                                     Exhibit (d)

SPECIMEN CERTIFICATE ONLY

CERTIFICATE                                                 NUMBER OF
   NUMBER                                                    SHARES
___________                                                 _________

               EATON VANCE SHORT DURATION DIVERSIFIED INCOME FUND
          Organized Under the Laws of The Commonwealth of Massachusetts
                                  Common Shares
                            $.01 Par Value Per Share

                                                            Cusip No. __________


      This certifies that _________________________________is the owner of
__________________fully paid and non-assessable shares of Common Shares, $.01 par value per share, of Eaton Vance Short Duration Diversified Income Fund (the
"Fund") transferable only on the books of the Fund by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

      A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class authorized to be issued, will be furnished by the Fund to any shareholders upon request and without charge.

      IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed by its duly authorized officers and its Seal to be hereunto affixed this

______________ day of _______________________________A.D. 2005.

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INVESTORS BANK & TRUST COMPANY                       EATON VANCE SHORT DURATION DIVERSIFIED INCOME FUND
As Transfer Agent and Registrar

By:                                                  By:
    ___________________________                              ______________________________
    Authorized Signature                                     President

                                                     Attest:
                                                             ______________________________
                                                             Secretary

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      FOR VALUE RECEIVED, ____________________________________ hereby sells, assigns and transfers unto _____________________________ Shares represented by this Certificate, and do hereby irrevocably constitute and appoint ____________________________________ Attorney to transfer the said Shares on the books of the within named Fund with full power of substitution in the premises.

Dated ______________________________, ________________

In presence of

______________________________                    ______________________________


                  Shares of Common Shares evidenced by this Certificate may be sold, transferred, or otherwise disposed of only pursuant to the provisions of the Fund's Agreement and Declaration of Trust, as amended, a copy of which may be at the office of the Secretary of the Commonwealth of Massachusetts.

                  The Fund will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class of series of capital stock of the Fund authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Fund.